UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2006

GOAMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-29359	22-3693371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 HACKENSACK AVENUE, HACKENSACK, NJ 07601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 996-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM. 8.01 OTHER EVENTS

On February 27, 2006, GoAmerica, Inc. (the “Company”) adjourned its Special Meeting of Stockholders until March 13, 2006 at 11:00 a.m. local time as the number of votes cast by the scheduled meeting commencement was slightly less than the number of shares required to constitute a quorum for the Special Meeting. The purpose of the Special Meeting is for stockholders to approve the issuance of Company common stock pursuant to the Company’s merger agreement with Hands On, a privately held provider of telecommunications relay and interpreting services for the deaf and hard of hearing market. The adjournment will provide Company stockholders additional time to cast their votes.

On February 27, 2006, the Company also announced the availability of a telecommunications relay services overview presentation on its website. Visitors can view this presentation at http://www.goamerica.com/merger and clicking on “Relay Services Overview” on that page. A copy of the presentation is filed as an exhibit to this Report.

The Company has issued a press release announcing the adjournment of the Special Meeting of Stockholders and the availability of the telecommunications relay services overview presentation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Telecommunications Relay Services Overview Presentation
Exhibit 99.2 Press Release of GoAmerica, Inc. dated February 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOAMERICA, INC.

By: /s/ Daniel R. Luis
Daniel R. Luis
Chief Executive Officer

Dated: February 27, 2006

Exhibit Index

Exhibit 99.1 Telecommunications Relay Services Overview Presentation
Exhibit 99.2 Press Release of GoAmerica, Inc. dated February 27, 2006